[Logo Horizon Group Properties, Inc.]

                                                                October 15, 2003

Dear Stockholder:

As previously communicated to you, Horizon Group Properties, Inc. ("Horizon") is offering a voluntary program that allows stockholders owning 20 or fewer shares of common stock as of September 26, 2003 to sell all their shares. Horizon is offering to pay $5.00 per share which represents a 36% premium over the closing price on October 14, 2003. No fees or commissions will be assessed to stockholders electing to participate in this program.

If, after the completion of this offer, Horizon has fewer than 300 stockholders of record, Horizon intends to terminate the registration of its common stock under the Securities Exchange Act of 1934 and become a non-reporting company. This means that we will no longer file periodic reports with the Securities Exchange Commission, including, among other things, annual reports on Forms 10-K and quarterly reports on Form 10-Q, and we will not be subject to the SEC's proxy rules. In addition, our common stock will no longer be eligible for trading on the Nasdaq market.

To participate in this program, you must complete and return the attached Acceptance Card by November 7, 2003. Stockholders may sell their shares even if they have lost their stock certificate(s) and will not be assessed a lost fee.

Further details and the terms of the offer were previously mailed to you on October 6, 2003. An abbreviated Q&A section can be found on the reverse-side. If you have any further questions or would like additional information about Horizon or this offer, please call the information agent, Georgeson Shareholder, toll-free, at 1-888-679-2897.

                                                 Sincerely,


Detach along perforation                         Horizon Group Properties, Inc.

--------------------------------------------------------------------------------
ACCEPTANCE CARD FOR SELLING HORIZON GROUP PROPERTIES, INC. COMMON STOCK
THIS CARD MUST BE RECEIVED IN GOOD ORDER BY NOVEMBER 7, 2003 AT:
ALPINE FIDUCIARY SERVICES, C/O GEORGESON SHAREHOLDER
219 MURRAY HILL PKWY, EAST RUTHERFORD, NJ 07073

================================================================================
I, the undersigned, owning 20 or fewer shares of Horizon Group Properties, Inc., do hereby authorize the sale of such shares as indicated. I also agree to the terms of the Program described in the letter dated October 3, 2003 and I remove any previous stops I have placed on such certificate(s).

Substitute Form W-9 - Under penalties of perjury, I certify that the number shown below is my correct taxpayer identification number, that I am not subject to backup withholding, and that I am a U.S. person. The Internal Revenue Service does not require your consent to any other provision of this document other than the certifications required to avoid backup withholding:

                                                 PLEASE SIGN BELOW

                                      X
                                        ----------------------------------------
                                                 SIGNATURE OF OWNER


                                      X
                                        ----------------------------------------
                                            SIGNATURE OF CO-OWNER, IF ANY

MY DAYTIME PHONE NUMBER IS (  )
                               ------------------

--------------------------------------------------------------------------------
          ***NOTICE FOR HOLDERS WHO HAVE LOST THEIR CERTIFICATE(S)***
If any certificate for your shares is not presented along with this signed Acceptance Card, the unpresented shares will be deemed lost and your signature above will acknowledge that you agree to the terms of the offer and conditions of the affidavit described on the back of this card.
--------------------------------------------------------------------------------

                              QUESTIONS AND ANSWERS

1. How do I sell my Horizon shares?
Simply sign and return the Acceptance Card along with your certificate(s).


2. How much will Horizon pay me for selling my shares?
We will pay $5.00 for each share of our common stock that is properly tendered by an eligible holder. This price represents a 36% premium over the $3.66, the last per share sale price of our common stock on the Nasdaq SmallCap Market on October 14, 2003.

3. Why is Horizon conducting this program?
The purpose of this offer is to terminate the registration of our common stock under the exchange act and our NASDAQ listing, reduce expenses associated with such registration and provide small stockholders an opportunity to sell their shares at a premium in an illiquid trading market without incurring brokerage commissions.

4. Do I have to sell my shares?
No. This program is voluntary.

5. When will I receive my money?
Alpine Fiduciary Services, as Depositary, will mail checks promptly after the program expires. Please allow additional time for the mail to reach you.

6. What if I lost my stock certificate(s) and wish to sell?
If you sign the Acceptance Card and do not submit your stock certificate, you will still receive $5.00 for each share of Horizon Group Properties, Inc. common stock sold. No fee will be assessed.

7. How much time do I have to participate?
The program will expire on November 7, 2003, unless extended. Your authorization to participate is irrevocable and must be received in good order on or before that date. Acceptance Cards received after 5:00 p.m EST on November 7, 2003 may fall under the terms of any extension period.


                      If you need assistance, please call:

                          [Logo Georgeson Shareholder]

                       Toll Free Nationwide 1-888-679-2897


HORIZON GROUP PROPERTIES, INC. RESERVES THE RIGHT TO EXTEND AND AMEND THE PROGRAM AT ANY TIME AS WELL AS THE RIGHT TO REJECT OR WAIVE ANY IRREGULARITIES OF ANY TRANSMITTAL NOT IN PROPER ORDER. THE PROGRAM IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM, ANY STOCKHOLDER IN ANY JURISDICTION IN WHICH THE PROGRAM WOULD NOT COMPLY WITH THE LAWS OF SUCH JURISDICTION. NEITHER HORIZON GROUP PROPERTIES, INC. NOR GEORGESON SHAREHOLDER COMMUNICATIONS INC. MAKES ANY RECOMMENDATION AS TO YOUR PARTICIPATION IN THIS PROGRAM.

--------------------------------------------------------------------------------

   AFFIDAVIT FOR LOST STOCK CERTIFICATE(S) OF HORIZON GROUP PROPERTIES, INC.

By signing the front of this Acceptance Card, I agree to the following: I am the lawful owner of the shares described on the front of this card. My missing certificate(s) has not been endorsed, cashed, negotiated, transferred, assigned or otherwise disposed of. I have made a diligent search for the certificate(s) and have been unable to find it and make this Affidavit for the purpose of inducing the cancellation and replacement or liquidation of the certificate(s) and the purchase of the shares represented thereby without the surrender of the certificate(s), and hereby agree to surrender the certificate(s) for cancellation should I, at any time, find the certificate(s). I, hereby agree, for myself, my heirs, assigns and personal representatives, that in consideration of the proceeds of the sale or the replacement of the shares represented by the certificate(s) to completely indemnify, protect and hold harmless Travelers Casualty & Surety Company of America, American Stock Transfer & Trust Company, Horizon Group Properties, Inc., Georgeson Shareholder Communications Inc., and any other party to the transaction (the "Obligees"), from and against all losses, costs and damages, including court costs and attorneys' fees, which they may be subject to or liable for in respect of the cancellation and replacement of the certificate(s). The rights accruing to the Obligees under the preceding sentence shall not be limited by the negligence, inadvertence, accident, oversight or breach of any duty or obligation on the part of the Obligees or their respective officers, employees and agents or their failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or have occurred. I agree that this Affidavit is delivered to accompany a bond of indemnity #001S101123628BCM underwritten by Travelers Casualty & Surety Company of America to protect the foregoing Obligees.


                           SIGN THE FRONT OF THIS CARD

         (C) 2003 COPYRIGHT OF GEORGESON SHAREHOLDER COMMUNICATIONS INC.